UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

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TRISTATE CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Pennsylvania	001-35913	20-4929029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, Pennsylvania 15219
(Address of principal executive offices)
(Zip Code)

(412) 304-0304
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On August 21, 2017, TriState Capital Holdings, Inc. (the “Company”) issued a press release which announced that David J. Demas, CPA, has joined the company as executive vice president of finance and, upon the completion of a four-month transition period, will on January 1, 2018, succeed Mark L. Sullivan as chief financial officer. Mr. Sullivan will continue serving as vice chairman and a director of the company after transitioning out of his role as chief financial officer. A copy of the press release is included as Exhibit 99 to this report, which is incorporated into this report by reference.

(c)	The disclosure made in Item (b) above is incorporated herein by reference.

Mr. Demas has no family relationships with any current director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Demas has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Demas was not chosen to succeed Mr. Sullivan as the Company’s chief financial officer pursuant to any arrangement or understanding with any other person.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

99	Press release dated August 21, 2017, filed herewith, for item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

By	/s/ James F. Getz
James F. Getz
Chairman, President and Chief Executive Officer

Date: August 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

99	Press release dated August 21, 2017, filed herewith, for item 5.02.

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